Exhibit 99.1

Date: December 1, 2009	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS 7.1 PERCENT INCREASE
IN FISCAL 2009 NET FINANCIAL EARNINGS PER SHARE;
INCREASES DIVIDEND NEARLY 10 PERCENT
Fiscal 2010 net financial earnings guidance announced

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported fiscal 2009 net financial earnings per share rose 7.1 percent over the same period last year, increased its annual dividend 9.7 percent and announced its net financial earnings guidance for fiscal 2010.

A reconciliation of net income to net financial earnings for the fourth quarter and fiscal years 2009 and 2008 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(18,863)	$86,348	$27,242	$109,168
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(303)	(103,810)	39,254	(6,028)
Effects of economic hedging related to natural gas inventory, net of taxes	13,984	1,058	34,474	(9,325)
Net financial (loss) earnings	$(5,182)	$(16,404)	$100,970	$93,815

Weighted Average Shares Outstanding
Basic	41,953	42,044	42,119	41,878
Diluted	41,953	42,369	42,465	42,176

Basic earnings per share	$(0.45)	$2.05	$0.65	$2.61
Basic net financial earnings per share	$(0.12)	$(0.39)	$2.40	$2.24

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS 7.1 PERCENT INCREASE IN FISCAL 2009 NET FINANCIAL
EARNINGS PER SHARE; INCREASES DIVIDEND NEARLY 10 PERCENT

▪	Net Financial Earnings Per Share Increase 7.1 Percent
For fiscal 2009, NJR reported net financial earnings of $101 million, or $2.40 per share, compared with $93.8 million, or $2.24 per share, in fiscal 2008. During the fourth quarter of fiscal 2009, the company’s net financial losses were $(5.2) million compared with a loss of $(16.4) million in the same period last year. The company’s growth was led by strong results at New Jersey Natural Gas (NJNG).

“Guided by our sound business strategy, conservative financial practices and a team of dedicated employees, we overcame economic challenges to achieve an 18th consecutive year of net financial earnings growth,” said Laurence M. Downes, chairman and CEO of NJR. “Our objective is to achieve improved financial results again in fiscal 2010 and deliver the consistent performance our shareowners have come to expect.”

▪	9.7 Percent Dividend Increase Approved
NJR also announced that its board of directors approved a 9.7 percent increase in the quarterly dividend rate to $.34 per share from $.31 per share. The new quarterly rate will be effective with the dividend payable January 4, 2010 to shareowners of record on December 15, 2009. The new annual dividend rate will be $1.36 per share.

“We remain committed to a strong dividend and financial profile,” said Downes. “Over the past three years, our average annual dividend increase has been 10.3 percent with a payout ratio that is well below our industry and peer averages. It continues to be our objective to execute a dividend strategy that is sustainable over the long term.”

NJR has increased its dividend in each of the past 15 years and has paid quarterly dividends continuously since its inception in 1952.

▪	Share Repurchase Update
NJR purchased approximately 1.1 million shares of common stock under its share repurchase plan during fiscal 2009 and, as of September 30, 2009, had 324,771 shares remaining authorized to be repurchased. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since the plan began in September 1996, NJR has invested over $185 million to repurchase 6.4 million shares at a spilt-adjusted, average price of $28.83.

▪	Fiscal 2010 Guidance Announced
Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR has established its fiscal 2010 net financial earnings guidance in a range of $2.45 to $2.60 per basic share. The company expects NJNG to be the major contributor to fiscal 2010 net financial earnings, accounting for 55 to 65 percent of the total. In addition, NJR estimates that the contribution from NJR Energy Services will be approximately 25 to 35 percent. Beginning in fiscal 2010, NJR will also report a new business segment, Midstream Assets, which will include the results of its Steckman Ridge and Iroquois equity investments. Midstream Assets are expected to contribute between 5 and 10 percent of total fiscal 2010 net financial earnings.

▪	Strong Fiscal Year at New Jersey Natural Gas
Increased net income during fiscal 2009 at NJNG was due primarily to higher results from gas supply incentive programs, reduced interest costs as well as the impact of the base rate case, approved and implemented in October 2008, which helped enable the utility to meet its objective of providing safe, reliable service through system maintenance and enhancements. In fiscal 2009, net income at NJNG increased to $65.4 million, compared with $42.5 million in fiscal 2008.

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NEW JERSEY RESOURCES REPORTS 7.1 PERCENT INCREASE IN FISCAL 2009 NET FINANCIAL
EARNINGS PER SHARE; INCREASES DIVIDEND NEARLY 10 PERCENT

Customer growth at NJNG in fiscal 2009 totaled 5,841 new customers representing a new customer growth rate of 1.2 percent. In addition, 709 existing customers converted to natural gas heat and other services in fiscal 2009. At September 30, 2009, NJNG served nearly 487,000 customers. In total, this growth is expected to contribute approximately $3.4 million annually to utility gross margin. (For information on utility gross margin, please see Non-GAAP Financial Information below.)

▪	Fiscal 2010 Earnings Should Benefit from New Programs
Several regulatory milestones were achieved in fiscal 2009. NJNG filed and received approval for an Accelerated Infrastructure Program (AIP) as well as a series of energy-efficiency programs, collectively named The SAVEGREEN Project™, in response to the state’s request for energy programs to stimulate the state’s economy. Through AIP, NJNG will invest up to $70.8 million to expedite 14 previously planned capital improvement projects. The utility will be able to recognize a rate of return on its completed capital investment projects based on its currently authorized weighted average cost of capital of 7.76 percent. NJNG will spend approximately $40 million on AIP investments in fiscal 2010. The SAVEGREEN Project will offer special rebates and incentives to augment the energy-efficiency programs offered through New Jersey’s Clean Energy Program with an expected investment of approximately $15 million to be recovered over a 4-year period, including the previously mentioned weighted average cost of capital.

▪	NJNG Conservation Incentive Program Continues
In accordance with the Conservation Incentive Program (CIP) Order issued by the New Jersey Board of Public Utilities (BPU) in October 2006, NJNG may continue its CIP for up to one additional year, through October 1, 2010, or until the issuance of a BPU order. The 3-year pilot program has eliminated the link between usage and gross margin recoveries, allowing NJNG to more aggressively and creatively encourage innovative efficiency and conservation efforts while maintaining its strong financial profile. Since the program’s inception, customers have saved approximately $135 million on their natural gas bills.

▪	NJR Energy Services Contributes 31 Percent to Net Financial Earnings
NJRES recorded its third best year of profitability in its history, contributing 31 percent to NJR’s overall net financial earnings. In fiscal 2009, net financial earnings at NJRES were $31.2 million, compared with $47 million in fiscal 2008. Recent economic conditions resulted in reduced demand in the wholesale natural gas market during fiscal 2009, due primarily to the natural gas requirements associated with electric generation. Net financial earnings were also impacted by narrower winter storage spreads and less contracted transportation capacity in the Northeast.

▪	Steckman Ridge Accepts Injections
Customers began injecting natural gas into the Steckman Ridge storage field during the spring of 2009 in preparation for withdrawals during the 2009-2010 winter heating season. A joint venture with Spectra Energy, Steckman Ridge is expected to contribute between 2 and 6 percent to NJR’s net financial earnings in fiscal 2010.

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NEW JERSEY RESOURCES REPORTS 7.1 PERCENT INCREASE IN FISCAL 2009 NET FINANCIAL
EARNINGS PER SHARE; INCREASES DIVIDEND NEARLY 10 PERCENT

▪	NJR Earns External Recognition
NJR was recognized as the eighth best energy company in America by Public Utilities Fortnightly magazine, an increase of two places over last year’s ranking. The company was also named one of the Best Places to Work in New Jersey by NJBIZ. Additionally, NJNG ranked first in the Eastern U.S. on the J.D. Power and Associates 2009 Gas Utility Residential Customer Satisfaction Study.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, NJR’s dependence on operating subsidiaries, rate of customer growth, volatility of natural gas and other commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, the ability to comply with debt covenants, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the ability to maintain effective internal controls, accounting effects and other risks associated with hedging activities,  the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), dependence on third-party storage and transportation facilities, operating risks, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, an adequate number of appropriate counterparties and sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, and the impact of NJR’s charter and bylaws on potential transactions. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K filed on November 30, 2009.

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

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NEW JERSEY RESOURCES REPORTS 7.1 PERCENT INCREASE IN FISCAL 2009 NET FINANCIAL
EARNINGS PER SHARE; INCREASES DIVIDEND NEARLY 10 PERCENT

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and the effects of economically hedging the value of natural gas in storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the consolidated statements of income in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides reliable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of more than 777,000 dth/d of transportation capacity and 52 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

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Reconciliation of Non-GAAP Performance Measures

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(18,863)	$86,348	$27,242	$109,168
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(303)	(103,810)	39,254	(6,028)
Effects of economic hedging related to natural gas inventory, net of taxes	13,984	1,058	34,474	(9,325)
Net financial (loss) earnings	$(5,182)	$(16,404)	$100,970	$93,815

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,953	42,044	42,119	41,878
DILUTED	41,953	42,369	42,465	42,176

Basic net financial (loss) earnings per share	$(0.12)	$(0.39)	$2.40	$2.24

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Operating revenues	$279,446	$704,982	$1,498,742	$2,714,733
Gas purchases	307,573	514,103	1,537,634	2,577,667
Add:
Unrealized (gain) loss on derivative instruments	(146)	(195,520)	47,631	(18,449)
Effects of economic hedging related to natural gas inventory, net of taxes	23,086	2,330	55,940	(14,528)
Financial margin	$(5,187)	$(2,311)	$64,679	$104,089

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Operating (loss) income	$(32,042)	$177,547	$(57,139)	$108,342
Add:
Operation and maintenance expense	3,537	12,707	16,468	27,384
Depreciation and amortization	52	50	205	206
Other taxes	326	575	1,574	1,134
Subtotal – Gross margin	(28,127)	190,879	(38,892)	137,066
Add:
Unrealized (gain) loss on derivative instruments	(146)	(195,520)	47,631	(18,449)
Effects of economic hedging related to natural gas inventory, net of taxes	23,086	2,330	55,940	(14,528)
Financial margin	$(5,187)	$(2,311)	$64,679	$104,089

NJR ENERGY SERVICES (continued)

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(18,804)	$107,812	$(32,632)	$67,166
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	22	(118,846)	29,337	(10,838)
Effects of economic hedging related to natural gas inventory, net of taxes	13,984	1,058	34,474	(9,325)
Net financial (loss) earnings	$(4,798)	$(9,976)	$31,179	$47,003

Retail and Other

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2009	2008	2009	2008
Net income (loss)	$3,334	$(12,956)	$(5,529)	$(477)
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(325)	15,036	9,917	4,810
Net financial earnings	$3,009	$2,080	$4,388	$4,333

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2009	2008	2009	2008
OPERATING REVENUES	$412,588	$827,088	$2,592,460	$3,816,210

OPERATING EXPENSES
Gas purchases	385,674	613,995	2,245,169	3,330,756
Operation and maintenance	36,942	47,413	149,151	148,384
Regulatory rider expenses	4,407	3,787	44,992	39,666
Depreciation and amortization	7,579	9,864	30,328	38,464
Energy and other taxes	7,397	7,357	74,750	65,602
Total operating expenses	441,999	682,416	2,544,390	3,622,872
OPERATING (LOSS) INCOME	(29,411)	144,672	48,070	193,338
Other income	1,314	1,063	4,409	4,368
Interest expense, net of capitalized interest	5,061	6,127	21,014	25,811
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(33,158)	139,608	31,465	171,895
Income tax (benefit) provision	(12,808)	53,700	8,488	64,715
Equity in earnings of affiliates, net of tax	1,487	440	4,265	1,988
NET (LOSS) INCOME	$(18,863)	$86,348	$27,242	$109,168

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.45)	$2.05	$0.65	$2.61
DILUTED	$(0.45)	$2.04	$0.64	$2.59

DIVIDENDS PER COMMON SHARE	$0.31	$0.28	$1.24	$1.11

AVERAGE SHARES OUTSTANDING
BASIC	41,953	42,044	42,119	41,878
DILUTED	41,953	42,369	42,465	42,176

NEW JERSEY RESOURCES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2009	2008	2009	2008
Operating Revenues
New Jersey Natural Gas	$123,006	$138,135	$1,082,001	$1,078,824
NJR Energy Services	279,446	704,982	1,498,742	2,714,733
Retail and Other	10,180	(15,984)	14,008	22,850
Sub-total	412,632	827,133	2,594,751	3,816,407
Intercompany Eliminations	(44)	(45)	(2,291)	(197)
Total	$412,588	$827,088	$2,592,460	$3,816,210

Operating (Loss) Income
New Jersey Natural Gas	$(1,062)	$(10,229)	$120,364	$88,136
NJR Energy Services	(32,042)	177,547	(57,139)	108,342
Retail and Other	3,592	(22,806)	(15,440)	(3,300)
Sub-total	(29,512)	144,512	47,785	193,178
Intercompany Eliminations	101	160	285	160
Total	$(29,411)	$144,672	$48,070	$193,338

Net (Loss) Income
New Jersey Natural Gas	$(3,393)	$(8,508)	$65,403	$42,479
NJR Energy Services	(18,804)	107,812	(32,632)	67,166
Retail and Other	3,334	(12,956)	(5,529)	(477)
Total	$(18,863)	$86,348	$27,242	$109,168

Net Financial (Loss) Earnings
New Jersey Natural Gas	$(3,393)	$(8,508)	$65,403	$42,479
NJR Energy Services	(4,798)	(9,976)	31,179	47,003
Retail and Other	3,009	2,080	4,388	4,333
Total	$(5,182)	$(16,404)	$100,970	$93,815

Throughput (Bcf)
NJNG, Core Customers	6.3	6.8	66.9	65.1
NJNG, Off System/Capacity Management	20.2	7.7	66.1	34.5
NJRES Fuel Mgmt. and Wholesale Sales	68.2	76.5	302.8	292.5
Total	94.7	91.0	435.8	392.1

Common Stock Data
Yield at September 30	3.4%	3.1%	3.4%	3.1%
Market Price
High	$40.61	$41.13	$42.37	$41.13
Low	$35.64	$31.68	$21.90	$29.22
Close at September 30	$36.31	$35.89	$36.31	$35.89
Shares Out. at September 30	41,586	42,058	41,586	42,058
Market Cap. at September 30	$1,509,988	$1,509,462	$1,509,988	$1,509,462

NEW JERSEY NATURAL GAS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer & weather data)	2009	2008	2009	2008
Utility Gross Margin
Operating revenues	$123,006	$138,135	$1,082,001	$1,078,824
Less:
Gas purchases	78,194	100,053	709,906	753,249
Energy and other taxes	5,560	5,402	66,768	58,539
Regulatory rider expense	4,407	3,787	44,992	39,666
Total Utility Gross Margin	$34,845	$28,893	$260,335	$227,370

Utility Gross Margin and Operating Income
Residential	$20,274	$16,640	$170,509	$154,307
Commercial, Industrial & Other	7,369	5,025	47,767	45,503
Firm Transportation	4,845	4,284	29,683	19,722
Total Firm Margin	32,488	25,949	247,959	219,532
Interruptible	83	124	319	482
Total System Margin	32,571	26,073	248,278	220,014
Off System/Capacity Management/FRM/Storage Incentive	2,274	2,820	12,057	7,656
BPU Settlement	-	-	-	(300)
Total Utility Gross Margin	34,845	28,893	260,335	227,370
Operation and maintenance expense	27,677	28,618	106,814	98,035
Depreciation and amortization	7,297	9,670	29,417	37,723
Other taxes not reflected in gross margin	933	834	3,740	3,476
Operating (Loss) Income	$(1,062)	$(10,229)	$120,364	$88,136

Throughput (Bcf)
Residential	3.1	3.0	43.6	40.8
Commercial, Industrial & Other	0.7	0.7	9.8	9.0
Firm Transportation	1.0	0.9	9.4	8.9
Total Firm Throughput	4.8	4.6	62.8	58.7
Interruptible	1.5	2.2	4.1	6.4
Total System Throughput	6.3	6.8	66.9	65.1
Off System/Capacity Management	20.2	7.7	66.1	34.5
Total Throughput	26.5	14.5	133.0	99.6

Customers
Residential	437,793	437,655	437,793	437,655
Commercial, Industrial & Other	27,771	29,002	27,771	29,002
Firm Transportation	20,965	16,830	20,965	16,830
Total Firm Customers	486,529	483,487	486,529	483,487
Interruptible	45	46	45	46
Total System Customers	486,574	483,533	486,574	483,533
Off System/Capacity Management*	36	27	36	27
Total Customers	486,610	483,560	486,610	483,560
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	38	21	4,791	4,399
Normal	42	42	4,749	4,817
Percent of Normal	90.5%	50.0%	100.9%	91.3%

NJR ENERGY SERVICES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer)	2009	2008	2009	2008
Operating Revenues	$279,446	$704,982	$1,498,742	$2,714,733
Gas Purchases	307,573	514,103	1,537,634	2,577,667
Gross Margin	(28,127)	190,879	(38,892)	137,066
Operation and maintenance expense	3,537	12,707	16,468	27,384
Depreciation and amortization	52	50	205	206
Energy and other taxes	326	575	1,574	1,134
Operating (Loss) Income	$(32,042)	$177,547	$(57,139)	$108,342

Net (Loss) Income	$(18,804)	$107,812	$(32,632)	$67,166

Financial Margin	$(5,187)	$(2,311)	$64,679	$104,089

Net Financial (Loss) Earnings	$(4,798)	$(9,976)	$31,179	$47,003

Gas Sold and Managed (Bcf)	68.2	76.5	302.8	292.5

RETAIL AND OTHER

Operating Revenues	$10,180	$(15,984)	$14,008	$22,850

Operating Income (Loss)	$3,592	$(22,806)	$(15,440)	$(3,300)

Net Income (Loss)	$3,334	$(12,956)	$(5,529)	$(477)

Net Financial Earnings	$3,009	$2,080	$4,388	$4,333

Total Customers at September 30	149,798	149,268	149,798	149,268

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